IMPORTANT NOTICE

April 13, 2023

Dear Shareholder:

We have been trying to contact you regarding an important matter pertaining to your investment in the ACM Dynamic Opportunity Fund / ACM Tactical Income Fund. This matter involves an important operating initiative for the Funds requiring your response.

It is very important that we speak to you regarding this matter to avoid any interruptions in the management of your Fund(s). The call will only take a few moments of your time, and there is no confidential information required.

Please contact us at please call 1-800-370-1164 between 9:00 a.m. and 10:00 p.m. Eastern Time Monday through Friday. At the time of the call please reference the ID number listed below.

Thank you,

Eric D. Kane

Eric D. Kane

President

SHAREHOLDER ID: 123456789

ACM Dynamic Opportunity Fund / ACM Tactical Income Fund 225 Pictoria Drive, Suite 450 Cincinnati, Ohio 45246